Exhibit 99.2

2012 Form Restricted Stock Agreement

Associated Banc-Corp

2010 Incentive Compensation Plan

Cover Page to Restricted Stock Agreement

(The Restricted Stock Agreement is attached hereto)

Pursuant and subject to the Associated Banc-Corp 2010 Incentive Compensation Plan (the “Plan”) and the attached Restricted Stock Agreement, the Committee has awarded the Grantee named below shares of restricted Common Stock of Associated Banc-Corp (“Restricted Shares”) as follows:

Name of Grantee:	[INSERT NAME]

Grant Date:	[INSERT DATE]

Total Number of Restricted Shares Granted and Available for Vesting Under This Award:	[INSERT NUMBER OF RESTRICTED SHARES SUBJECT TO THIS AWARD]

By executing below, the Grantee hereby acknowledges (1) receipt of a true copy of the Restricted Stock Agreement; (2) that the Grantee has read the Restricted Stock Agreement and the Plan carefully, and fully understands their contents; (3) that the Grantee accepts the award of Restricted Shares; and (4) the Grantee agrees to be bound by the terms and conditions of the Restricted Stock Agreement and the Plan.

IN WITNESS WHEREOF, as of the Grant Date the Company and the Grantee hereby agree to be bound by the terms and conditions of the Restricted Stock Agreement and the Plan.

ASSOCIATED BANC-CORP	GRANTEE

By:	By:

Name:

Its:

Please sign and return your signed copy of (1) this cover page to the Restricted Stock Agreement and (2) Exhibit A (Consent of Spouse) by [INSERT DATE] to [INSERT NAME/DEPARTMENT] at [INSERT CONTACT INFORMATION]. Failure to do so will result in forfeiture of the award. Please retain a copy of the signed documents; the remainder of the Restricted Stock Agreement is for your records and does not need to be returned.

2012 Form Restricted Stock Agreement

ASSOCIATED BANC-CORP

2010 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

In accordance with and subject to the terms of the Associated Banc-Corp 2010 Incentive Compensation Plan (the “Plan”) and this Agreement, the Committee granted to the person named as grantee (the “Grantee”) on the cover page attached to this Restricted Stock Agreement (the “Cover Page”) an award of Restricted Shares of Associated Banc-Corp (the “Company”) (the Cover Page and this Restricted Stock Agreement hereinafter referred to as this “Agreement”).

To evidence such award and to set forth its terms, the Company and the Grantee agree as follows. All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

1. Grant of Restricted Shares. Subject to, and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Grantee the number of restricted shares set forth on the Cover Page (the “Restricted Shares”), effective as of the grant date set forth on the Cover Page (the “Grant Date”), and the Grantee hereby accepts the grant of the Restricted Shares on a restricted basis, as set forth herein.

2. Limitations on Transferability. At any time prior to vesting in accordance with Paragraph 3, 4 or 5 below, the Restricted Shares, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Paragraphs 4 and 5 below, the Restricted Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”) in accordance with the following schedule:

Vesting Date	Percentage of Restricted Shares Vested
1st Anniversary of Grant Date	34%
2nd Anniversary of Grant Date	67%
3rd Anniversary of Grant Date	100%

Notwithstanding the foregoing, and subject to Paragraphs 4 and 5 below, in the event that the Grantee incurs a Termination of Service, any Restricted Shares that were unvested on the date of such Termination of Service shall be immediately forfeited to the Company.

4. Termination of Service. Subject to Paragraph 5 below, the provisions of this Paragraph 4 shall apply in the event the Grantee incurs a Termination of Service at any time prior to all the Restricted Shares becoming Vested Shares pursuant to Paragraph 3 above:

(a) If the Grantee incurs a Termination of Service because of his or her death or Disability, any Restricted Shares that had not become Vested Shares prior to the date of such Termination of Service shall become Vested Shares, and the Grantee shall immediately own the Vested Shares free of all restrictions otherwise imposed by this Agreement except for Vested Shares used to satisfy the tax withholding obligations set forth in Paragraph 25 below or otherwise required by any taxing authority.

2012 Form Restricted Stock Agreement

(b) If the Grantee incurs a Termination of Service for any reason other than his or her death or Disability (including for Early Retirement or Normal Retirement), then any Restricted Shares that had not become Vested Shares prior to the date of such Termination of Service shall be immediately forfeited to the Company.

5. Change in Control. Notwithstanding Paragraph 4 above, if the Grantee incurs an involuntary Termination of Service (other than due to Cause) during the two year period immediately following a Change in Control, any Restricted Shares that had not become Vested Shares prior to the date of such Termination of Service shall become Vested Shares, and the Grantee shall immediately own the Vested Shares free of all restrictions otherwise imposed by this Agreement except for Vested Shares used to satisfy the tax withholding obligations set forth in Paragraph 25 below or otherwise required by any taxing authority. In addition, upon a Change in Control, the Grantee will have such rights with respect to the Restricted Shares as are provided for in the Plan.

6. Transfer of Restricted Shares. The Company, in its sole discretion, shall credit the Restricted Shares to the Grantee in a book entry on the records kept by the Company’s transfer agent. The Restricted Shares shall be subject to restrictions on transfer until, and to the extent, such Restricted Shares become Vested Shares pursuant to Paragraph 3, 4 or 5 above. To the extent any Restricted Shares fail to become Vested Shares pursuant to Paragraph 3, 4 or 5 above, the Company shall cancel such forfeited Restricted Shares pursuant to the terms of the Plan and this Agreement. The Company shall release the restrictions in the book entry records of its transfer agent once Restricted Shares become Vested Shares. As a further condition to the Company’s obligations under this Agreement, the Company may require the Grantee’s spouse (if any) to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A.

7. Restrictive Covenants.

(a) Confidential Information. The parties hereto acknowledge that the Company has created and maintains at great expense strategic plans, sales data and sales strategy, methods, products, procedures, processes, techniques, financial information, customer and supplier lists, personal customer data, pricing policies, personnel data and other similar confidential and proprietary information, and has received from its customers certain confidential and proprietary information (collectively, the “Confidential Information”). The parties hereto further acknowledge that the Company has taken and will continue to take actions to protect the Confidential Information. Accordingly, the Grantee agrees that during the term of the Grantee’s employment with the Company, and until the sooner of (i) such time as the Confidential Information becomes generally available to the public through no fault of the Grantee or other person under the duty of confidentiality to the Company, (ii) such time as the Confidential Information no longer provides a benefit to the Company, or (iii) two (2) years after the termination of the Grantee’s employment with the Company, the Grantee will not, in any capacity, use or disclose, or cause to be used or disclosed, in any geographic territory in which the Company or any of the Company’s customers do business, any Confidential

2012 Form Restricted Stock Agreement

Information the Grantee acquired while employed by the Company. The requirements of confidentiality and the limitations on use and disclosure described in this Agreement shall not apply to Confidential Information that the Grantee can demonstrate by clear and convincing evidence, at the time of disclosure by the Company to the Grantee, was known to the Grantee as evidenced by the Grantee’s contemporaneous written records. The parties hereto agree that nothing in this Agreement shall be construed to limit or negate the law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

(b) Return of Company Property. The parties hereto acknowledge that any material (in computerized or written form) that the Grantee obtained in the course of performing the Grantee’s employment duties are the sole and exclusive property of the Company, the Grantee agrees to immediately return any and all records, files, computerized data, documents, confidential or proprietary information, or any other property owned or belonging to the Company in the Grantee’s possession or under his or her control, without any originals or copies being kept by the Grantee or conveyed to any other person, upon the Grantee’s separation from employment or upon the Company’s request.

(c) Non-Interference with Customers, Employees. For a period of six (6) months following the termination of the Grantee’s employment with the Company for any reason, the Grantee will not, directly or indirectly, on behalf of him/herself or any other person, entity or enterprise, do any of the following:

(i) solicit or accept business from any person or entity who is an Active Customer (as defined below) of the Company, a Subsidiary, or any of their affiliates, with whom the Grantee has had business contact during the twelve (12) month period prior to the termination of the Grantee’s employment with the Company (the “Reference Period”) for the purpose of providing competitive products or services similar to those provided by the Grantee during the Reference Period;

(ii) request or advise any of the Active Customers, suppliers or other business contacts of the Company who have business relationships with the Company and with whom the Grantee had business contact during his/her employment with the Company to withdraw, curtail or cancel any of their business relations with the Company;

(iii) induce or attempt to induce any employee or other personnel of the Company to terminate his or her relationship or breach his/her employment relationship or other contractual relationship, whether oral or written, with the Company; provided, however, that nothing shall prevent a future employer of the Grantee from hiring such employee or other personnel if the Grantee does not otherwise violate this provision.

“Active Customer” shall mean any customer or prospective customer of the Company which, within the Reference Period, either received any products or services supplied by or on behalf of the Company or was the recipient of at least two (2) business contacts by any personnel of the Company (including the Grantee).

2012 Form Restricted Stock Agreement

(d) Remedies. Notwithstanding any other provision of this Agreement, if the Grantee breaches any provision of this Paragraph 7, any Restricted Shares shall be immediately forfeited to the Company. In addition, the Company shall be entitled to injunctive and other equitable relief (without the necessity of showing actual monetary damages or of posting any bond or other security): (i) restraining and enjoining any act which would constitute a breach, or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach, as well as any other remedies available to the Company, including monetary damages. Upon the Company’s request, the Grantee shall provide reasonable assurances and evidence of compliance with the restrictive covenants set forth in this Paragraph 7. If any court of competent jurisdiction shall deem any provision in this Paragraph 7 too restrictive, the other provisions shall stand, and the court shall modify the unduly restrictive provision to the point of greatest restriction permissible by law. The restrictive covenants set forth in this Paragraph 7 shall survive the termination of this Agreement, the forfeiture of any Restricted Shares, and the Grantee’s termination of employment for any reason, and the Grantee shall continue to be bound by the terms of this Paragraph 7 as if this Agreement was still in effect.

8. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use commercially reasonable efforts to obtain all such approvals.

9. Adjustment in Restricted Shares. This Award of Restricted Shares is subject to adjustment as provided under Section 4.2 of the Plan.

10. Plan and Agreement Amendment.

(a) No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan.

(b) This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

11. Shareholder Rights. The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Restricted Shares and Vested Shares; provided, however, that no dividends shall be payable (a) with respect to the Restricted Shares on account of record dates occurring prior to the Grant Date and (b) with respect to forfeited Restricted Shares on account of record dates occurring on or after the date of such forfeiture. The Grantee shall be entitled to vote the Restricted Shares on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Restricted Shares had then

2012 Form Restricted Stock Agreement

been Vested Shares; provided, however, that the Grantee shall not be entitled to vote (a) the Restricted Shares on account of record dates occurring prior to the Grant Date and (b) with respect to forfeited Restricted Shares on account of record dates occurring on or after the date of such forfeiture.

12. Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with an Employer shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with an Employer, nor shall it interfere with the right of an Employer to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

13. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock, Restricted Shares or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

14. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Wisconsin. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the grant of the Restricted Shares to the Grantee. The parties hereto each submit and consent to the jurisdiction of the courts in the State of Wisconsin, Brown County, in any action brought to enforce or otherwise relating to this Agreement.

15. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary:

(a) the Company shall not be obligated to credit a book entry related to the Restricted Shares or Vested Shares to be entered on the records of the Company’s transfer agent, unless and until the Company is advised by its counsel that such book entry is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded;

(b) the Company may require, as a condition of such a book entry, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make whatever covenants, agreements, and representations, or execute whatever documents or instruments, the Company, in its sole discretion, considers necessary or desirable;

(c) no payment or benefit under this Agreement shall be provided to the Grantee if it would violate any applicable Compensation Limitation; and

(d) notwithstanding anything to the contrary in this Agreement, the Restricted Shares (including any proceeds, gains, or other economic benefit actually or constructively received by the Grantee thereof upon the receipt or vesting thereof, or resale of the Shares received pursuant hereto upon or after the Restricted Shares become

2012 Form Restricted Stock Agreement

Vested Shares) shall be subject to the provisions of any clawback or recoupment policy adopted by the Board and/or the Committee, including any such policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules or regulations promulgated and in effect thereunder, or any SEC or securities exchange rule.

16. Successors and Assigns. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs and legal representatives of the Grantee and the successors and assigns of the Company.

17. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

18. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

19. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made and the Restricted Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. This Agreement does not modify or amend the terms of the Plan. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan shall be final and binding upon the Grantee and all other persons.

20. Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

2012 Form Restricted Stock Agreement

24. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

25. Tax Consequences. The Grantee acknowledges and agrees that the Grantee is responsible for all taxes and tax consequences with respect to the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement. The Grantee further acknowledges that it is the Grantee’s responsibility to obtain any advice that the Grantee deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement. If the Grantee files a Code Section 83(b) election with respect to the Restricted Shares, he or she will immediately notify the Company of such election. Notwithstanding any other provision of this Agreement, the Restricted Shares shall not be released to the Grantee unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign income or employment taxes required by law to be withheld with respect to the grant of the Restricted Shares or the lapse of restrictions otherwise imposed by this Agreement.

26. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Restricted Shares subject to all the terms and provisions of this Agreement and of the Plan. The Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

27. Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee signs, dates, and returns this Agreement to the Company on or before the date listed at the end of the Cover Page.

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement as of the Grant Date by signing the Cover Page.

2012 Form Restricted Stock Agreement

Exhibit A

Consent of Spouse

I,                     , spouse of the                      , have read and approve the foregoing Restricted Stock Grant Agreement (the “Agreement”). In consideration of the Company’s grant to my spouse of shares of Associated Banc-Corp, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:                     ,

Signature of Spouse

☐	Not applicable; I am not married.

Exhibit A – Page 1